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     Exhibit 5.1



                  [Letterhead of Simpson Thacher & Barlett]


                                                February 6, 1998

EMCOR Group, Inc.
101 Merritt Seven Corporate Park
Norwalk, Connecticut  06851

Ladies and Gentlemen:

               This opinion is delivered in connection with the Registration Statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), by EMCOR Group, Inc., a Delaware corporation ("EMCOR"), which Registration Statement constitutes Amendment No. 1 to Registration Statement No. 333-44369 and relates to preferred stock, par value $.10 per share ("Preferred Stock"), common stock, par value $.01 per share ("Common Stock"), unsecured debt securities consisting of notes, debentures or other evidences of indebtedness ("Debt Securities") which may be senior, senior subordinated or subordinated and warrants to purchase Preferred Stock, Common Stock or Debt Securities ("Warrants"), to be issued and sold by EMCOR from time to time pursuant to Rule 415 under the Act for an aggregate initial offering price not to exceed $200 million together with any additional such securities that may be sold pursuant to a Registration Statement filed under Rule 462 of the Act.


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EMCOR Group, Inc.                    -2-                        February 6, 1998


               We have examined (i) the Registration Statement, (ii) the form of Senior Indenture to be executed by EMCOR and the Trustee (the "Senior Debt Indenture"), (iii) the form of Senior Subordinated Indenture to be executed by EMCOR and the Trustee (the "Senior Subordinated Debt Indenture"), (iv) the form of Subordinated Indenture to be executed by EMCOR and the Trustee (the "Subordinated Debt Indenture") and (v) the form of Warrant Agreement to be executed by EMCOR and the Warrant Agent (the "Warrant Agreement"). In addition, we have examined, and have relied as to matters of fact upon originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of EMCOR, and have made such other and further investigations as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

               In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents.

               We have also assumed that (i) the Registration Statement, and any amendments thereto (including post-effective amendments) and any additional Registration Statement filed under Rule 462, will have become effective under the Act, (ii) a prospectus supplement (a "Prospectus Supplement") will have been prepared and


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EMCOR Group, Inc.                    -3-                        February 6, 1998


filed with the Commission describing the Preferred Stock, Common Stock, Debt Securities and/or Warrants offered thereby, (iii) all Preferred Stock, Common Stock, Debt Securities and Warrants issued will be issued and sold in compliance with applicable federal and state securities laws and solely in the manner stated in the Registration Statement and the appropriate Prospectus Supplement and (iv) a definitive purchase, underwriting or similar agreement with respect to any Preferred Stock, Common Stock, Debt Securities or Warrants offered will have been duly authorized and validly executed and delivered by EMCOR and the other parties thereto.

               Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that:

                       1. With respect to Preferred Stock, when (i) the shares of Preferred Stock to be issued have been duly authorized by the shareholders of EMCOR, (ii) the Board of Directors of EMCOR (the "EMCOR Board") has taken all necessary corporate action to approve the issuance and terms of such Preferred Stock, the terms of the offering thereof and related matters and (iii) such shares of Preferred Stock have been issued and delivered in accordance with the provisions of the applicable definitive purchase, underwriting or similar agreement approved by the EMCOR Board, upon payment of the consideration therefor provided for therein, such shares of Preferred Stock will be legally issued, fully paid and nonassessable.

                       2. With respect to Common Stock, when (i) the shares of Common Stock to be issued have been duly authorized by the shareholders of EMCOR, (ii) the EMCOR Board has taken all necessary corporate action to approve the issuance and terms of such Common Stock, the terms of the offering thereof and related matters and (iii) such shares of Common Stock have been issued and delivered in accordance with the provisions of the applicable definitive purchase, underwriting or similar agreement approved by the EMCOR Board, upon payment of the consideration therefor provided for therein, such shares of Common Stock will be legally issued, fully paid and nonassessable.


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EMCOR Group, Inc.                    -4-                        February 6, 1998


                       3. With respect to Debt Securities to be issued under the Senior Debt Indenture, when (i) the Senior Debt Indenture has been duly authorized and validly executed and delivered by EMCOR to the trustee,
        (ii) the Senior Debt Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), (iii) the EMCOR Board has taken all necessary corporate action to approve the issuance and terms of such Debt Securities, the terms of the offering thereof and related matters and (iv) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Senior Debt Indenture and the applicable definitive purchase, underwriting or similar agreement approved by the EMCOR Board, upon payment of the consideration therefor provided for therein, such Debt Securities will be legally issued by EMCOR and will constitute valid and legally binding obligations of EMCOR, enforceable against EMCOR in accordance with their terms.

                       4. With respect to Debt Securities to be issued under the Senior Subordinated Debt Indenture, when (i) the Senior Subordinated Debt Indenture has been duly authorized and validly executed and delivered by EMCOR to the trustee, (ii) the Senior Subordinated Debt Indenture has been duly qualified under the Trust Indenture Act, (iii) the EMCOR Board has taken all necessary corporate action to approve the issuance and terms of such Debt Securities, the terms of the offering thereof and related matters and (iv) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Senior Subordinated Debt Indenture and the applicable definitive purchase, underwriting or similar agreement approved by the EMCOR Board, upon payment of the consideration therefor provided for therein, such Debt Securities will be legally issued by EMCOR and will constitute valid and legally binding obligations of EMCOR, enforceable against EMCOR in accordance with their terms.

                       5. With respect to Debt Securities to be issued under the Subordinated Debt Indenture, when (i) the Subordinated Debt Indenture has been duly authorized and validly executed and delivered by EMCOR to the trustee, (ii) the Subordinated Debt Indenture has been duly qualified under the Trust Indenture Act, (iii) the EMCOR Board has taken all necessary corporate action to approve the issuance and terms of such Debt Securities, the terms of the offering thereof and related matters and (iv) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Subordinated Debt Indenture and the applicable definitive purchase, underwriting or similar agreement approved by the EMCOR Board, upon payment of the consideration therefor provided for therein, such Debt Securities will constitute valid and legally binding obligations of EMCOR, enforceable against EMCOR in accordance with their terms.


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EMCOR Group, Inc.                    -5-                        February 6, 1998


                       6. With respect to the Warrants, when (i) the EMCOR Board has taken all necessary corporate action to approve the creation of and issuance and terms of the Warrants, the terms of the offering thereof and related matters, (ii) the Warrant Agreement relating to the Warrants (the "Warrant Agreement") has been duly authorized and validly executed and delivered by EMCOR and the Warrant Agent appointed by EMCOR and
        (iii) the Warrants or certificates representing the Warrants have been duly executed, countersigned, registered and delivered in accordance with the Warrant Agreement and the applicable definitive purchase, underwriting or similar agreement approved by the EMCOR Board, upon payment of the consideration therefor provided for therein, the Warrants will be duly authorized and validly issued by EMCOR and will constitute valid and legally binding obligations of EMCOR, enforceable against EMCOR in accordance with their terms.

               Our opinions set forth in paragraphs 3, 4 and 5 above are subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

               We are members of the Bar of the State of New York and we do not express any opinion herein concerning any law other than the law of the State of New York and the Delaware General Corporation Law.

               We hereby consent to the filing of this opinion of counsel as
Exhibit 5.1 to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement.

                                               Very truly yours,


                                               /s/ Simpson Thacher & Bartlett

                                               SIMPSON THACHER & BARTLETT